UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

Super Vision International, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

8210 Presidents Drive, Orlando, Florida 32809

(Address of Principal Executive Offices)

Registrant’s telephone number: (407) 857-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Anthony T. Castor, III, was elected to the Board of Directors of Super Vision International, Inc. (the “Company”) effective October 4, 2004. Mr. Castor fills a vacancy on the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Castor and any other persons pursuant to which Mr. Castor was selected as a director. Mr. Castor has not been, and at the time of this disclosure is not expected to be, appointed to any committee(s) of the board of directors. There are no transactions during the last two years or proposed transactions to which the Company was or is to be a party, in which Mr. Castor or any member of his immediate family has or is to have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure.

Mr. Castor previously served as a director of the Company from September, 1996 through May, 2003.

Mr. Castor is currently the president of Chromalox, Inc., a manufacturer of electric heating products located in Pittsburgh, PA. From 2002 to 2003, Mr. Castor was an independent consultant. From early 2000 to 2002, Mr. Castor served as President, Chief Executive Officer and a Director of the Morgan Group, Inc., a specialty transportation company. Mr. Castor joined the Morgan Group in a turnaround capacity and during his tenure the primary assets of the company were divested prior to liquidating the remaining assets of the company. The Morgan Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2002. From January 1998 until January 2000, Mr. Castor served as President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing metal. From 1993 until 1997, Mr. Castor was the President and Chief Executive Officer of Hayward Industries, Inc., a worldwide supplier of pumps, filters, heaters and other accessories for the pool and spa industries as well as industrial filtration equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in Items 7.01 and 9.01 of this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 99.1

Press Release, dated October 4, 2004 concerning the election of Anthony T. Castor, III, as a director of Super Vision International, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Super Vision International, Inc.

Date: October 4, 2004	By:	/s/ Brett M. Kingstone
Brett M. Kingstone, Chairman and
Chief Executive Officer